EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 25, 2018, S&W Seed Company (" the Company or S&W") completed the acquisition of substantially all of the assets of Chromatin, Inc. (together with certain of its subsidiaries and affiliates in receivership, "Chromatin" and "the Chromatin Business"), as well as the assumption of certain contracts and limited specified liabilities of Chromatin, for an aggregate cash purchase price of approximately $26.5 million (the "Acquisition"), pursuant to the terms of an Asset Purchase Agreement dated September 14, 2018, with Novo Advisors (f/k/a Turnaround Advisory Group Inc.), solely in its capacity as the receiver for, and on behalf of, Chromatin.

Under the terms of the Asset Purchase Agreement, S&W Seed Company acquired assets which primarily include accounts receivable, inventory and the related grower's compensation liability, germplasm and technology, trade names, production facilities and equipment as well as research equipment. With the exception of the grower's compensation liability and customer deposits, no other liabilities, contingent or otherwise, were assumed by S&W Seed Company.

The following unaudited pro forma combined financial information gives effect to the Chromatin Acquisition and is provided for informational purposes only. The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) historical consolidated financial statements of S&W included in its Annual Report on Form 10-K for the year ended June 30, 2018; (ii) the historical consolidated financial statements of S&W for the three months ended September 30, 2018 included in its Form 10-Q; (iii) and the audited special purpose statement of assets acquired and liabilities assumed as of September 30, 2018 and the audited special purpose statement of revenue and direct expenses for the nine months ended September 30, 2018.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2018, and the unaudited pro forma combined statements of operations for the year ended June 30, 2018 and three months ended September 30, 2018, are presented herein. The unaudited pro forma combined balance sheet gives effect to the Chromatin Acquisition as if it had been completed on September 30, 2018, and combines the unaudited consolidated balance sheet of S&W and Chromatin's audited special purpose statement of assets acquired and liabilities assumed. The unaudited pro forma combined balance sheet gives effect to the Acquisition as well as the sale of preferred stock on October 23, 2018, the proceeds of which were used to fund the Acquisition. The unaudited pro forma combined statements of operations for the year ended June 30, 2018 and three months ended September 30, 2018 give effect to the Chromatin Acquisition as if it had occurred on July 1, 2017.

S&W's fiscal year ended June 30, 2018 and Chromatin's historical fiscal year was December 31, 2017. The unaudited pro forma combined statements of operations for the year ended June 30, 2018 were prepared using the historical statements of operations of S&W and the special purpose statement of revenue and direct expenses of the Chromatin business for the nine months ended September 30, 2018. The unaudited pro forma combined statements of operations for the three months ended September 30, 2018 were prepared using the historical statements of operations of S&W and Chromatin's special purpose statement of revenue and direct expenses for the three months ended September 30, 2018. The Chromatin business's audited results for the nine months ended September 30, 2018 were adjusted to exclude the six months ended June 30, 2018 to reflect three months of operations ending September 30, 2018.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisitions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company.

The unaudited pro forma combined financial information has been prepared by S&W using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles. The acquisition accounting is dependent upon certain valuation and other studies that have yet to be completed. The pro forma adjustments reflected below are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements prepared in accordance with the rules and regulations of the SEC. Differences between the preliminary estimates reflected herein and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma combined financial statements.

S&W SEED COMPANY
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2018

	Historical		Pro Forma Adjustments			Pro
	S&W Seed Company	Chromatin				Forma
			Acquisition	Financing	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,034,127	$97,122	$(26,900,000)	$22,420,226	A, B, C	$(348,525)
Accounts receivable, net	13,868,575	1,601,811	-	-		15,470,386
Unbilled accounts receivable, net	9,530,970	-	-	-		9,530,970
Inventories, net	76,058,981	7,362,046	305,481	-	A	83,726,508
Prepaid expenses and other current assets	3,548,903	37,647	-	-		3,586,550
TOTAL CURRENT ASSETS	107,041,556	9,098,626	(26,594,519)	22,420,226		111,965,889

Property, plant and equipment, net	12,966,314	7,908,223	4,141,777	-	A	25,016,314
Intangibles, net	32,639,162	-	4,650,000	-	A	37,289,162
Goodwill	10,292,265	-	1,364,043	-	A	11,656,308
Other assets	1,302,904	-	-	-		1,302,904
TOTAL ASSETS	$164,242,201	$17,006,849	$(16,438,699)	$22,420,226		$187,230,577

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$36,949,282	$211,557	$-	$-		$37,160,839
Deferred revenue	104,355	755,303	-	-		859,658
Accrued expenses and other current liabilities	3,031,163	1,290	-	-		3,032,453
Lines of credit, net	23,569,003	-	-	-		23,569,003
Current portion of long-term debt, net	861,877	-	-	-		861,877
TOTAL CURRENT LIABILITIES	64,515,680	968,150	-	-		65,483,830

Long-term debt, net, less current portion	12,424,048	-	-	-		12,424,048
Other non-current liabilities	645,493	-	-	-		645,493

TOTAL LIABILITIES	77,585,221	968,150	-	-		78,553,371

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock;	-	-	-	-		-
no shares issued and outstanding at September 30, 2018				22,420,226	C	22,420,226
Common stock, $0.001 par value; 50,000,000 shares authorized;		-	-	-		-
25,981,252 issued and 25,956,252 outstanding at September 30, 2018;	25,981	-	-	-		25,981
Treasury stock, at cost, 25,000 shares	(134,196)	-	-	-		(134,196)
Additional paid-in capital	113,878,725	-	-	-		113,878,725
Accumulated deficit	(21,140,445)	-	(400,000)	-	B	(21,540,445)
Accumulated other comprehensive loss	(5,973,085)	-	-	-		(5,973,085)
TOTAL STOCKHOLDERS' EQUITY	86,656,980	-	(400,000)	22,420,226		108,677,206
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$164,242,201	$968,150	$(400,000)	$22,420,226		$187,230,577

S&W SEED COMPANY
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended September 30, 2018

	Historical		Pro Forma Adjustments			Pro
	S&W Seed Company					Forma
		Chromatin	Acquisition	Financing	Notes	Combined
Revenue	$26,120,137	$1,673,177	$-	$-		$27,793,314

Cost of revenue	20,657,008	2,824,675	-	-		23,481,683

Gross profit	5,463,129	(1,151,498)	-	-		4,311,631

Operating expenses
Selling, general and administrative expenses	2,887,378	904,882	(408,516)	-	B	3,383,744
Research and development expenses	992,113	597,804	-	-		1,589,917
Depreciation and amortization	855,108	513,984	(253,984)	-	D,E	1,115,108
Disposal of property, plant and equipment gain	-	(5,336)	-	-		(5,336)

Total operating expenses	4,734,599	2,011,334	(662,500)	-		6,083,433

Income (loss) from operations	728,530	(3,162,832)	662,500	-		(1,771,802)

Other expense
Foreign currency (gain) loss	(25,443)	-	-	-		(25,443)
Interest expense - amortization of debt discount	66,478	-	-	-		66,478
Interest expense	657,230	-	-	-		657,230

Income (loss) before income taxes	30,265	(3,162,832)	662,500	-		(2,470,067)
Provision for income taxes	9,334	-	-	-	F	9,334
Net income (loss)	$20,931	$(3,162,832)	$662,500	$-		$(2,479,401)

Net income attributed to minority interest	-	8,828	-	-		8,828
Net income (loss) attributed to S&W Seed Company	$20,931	$(3,171,660)	$662,500	$-		$(2,488,229)

Net income (loss) per common share:
Basic	$0.00					$(0.08)
Diluted	$0.00					$(0.08)

Weighted average number of common shares outstanding:
Basic	24,790,215			7,235,000	C	32,025,215
Diluted	24,791,437			7,235,000	C	32,025,215

S&W SEED COMPANY
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended June 30, 2018

	Historical		Pro Forma Adjustments			Pro
	S&W Seed Company					Forma
		Chromatin	Acquisition	Financing	Notes	Combined

Revenue	$64,085,510	$12,762,051	$-	$-		$76,847,561

Cost of revenue	49,332,052	12,592,648	-	-		61,924,700

Gross profit	14,753,458	169,403	-	-		14,922,861

Operating expenses
Selling, general and administrative expenses	10,503,020	4,292,043	-	-		14,795,063
Research and development expenses	3,887,723	2,105,320	-	-		5,993,043
Depreciation and amortization	3,439,287	1,581,681	(802,792)	-	D,E	4,218,176
Disposal of property, plant and equipment gain	(82,980)	(11,286)	-	-		(94,266)

Total operating expenses	17,747,050	7,967,758	(802,792)	-		24,912,016

Income (loss) from operations	(2,993,592)	(7,798,355)	802,792	-		(9,989,155)

Other expense
Foreign currency (gain) loss	(12,584)	-	-	-		(12,584)
Change in derivative warrant liabilities	(431,300)	-	-	-		(431,300)
Interest expense - amortization of debt discount	169,045	-	-	-		169,045
Interest expense	1,863,288	-	-	-		1,863,288

Loss before income taxes	(4,582,041)	(7,798,355)	802,792	-		(11,577,604)
Provision for income taxes	143,049	-	-	-	F	143,049
Net loss	$(4,725,090)	$(7,798,355)	$802,792	$-		$(11,720,653)

Net income attributed to minority interest	-	8,552	-	-		8,552
Net income (loss) attributed to S&W Seed Company	$(4,725,090)	$(7,806,907)	$802,792	$-		$(11,729,205)

Net loss per common share:
Basic	$(0.21)					$(0.39)
Diluted	$(0.21)					$(0.39)

Weighted average number of common shares outstanding:
Basic	22,481,491			7,235,000	C	29,716,491
Diluted	22,481,491			7,235,000	C	29,716,491

S&W Seed Company
Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

A)    Reflects payment of the purchase price and estimated allocation of the purchase price to assets acquired and liabilities assumed, including certain intangible assets that had not previously been recognized by the Chromatin Business. A summary of the estimated allocation of the purchase price as if the Chromatin Acquisition was completed as of September 30, 2018 is presented below:

Cash	$97,122
Accounts receivable	1,601,811
Inventory	7,667,527
Prepaid expenses	37,647
Property, plant and equipment	12,050,000
In-process research and development	200,000
Technology/IP - germplasm	4,300,000
Trade names	150,000
Goodwill	1,364,043
Current liabilities	(968,150)
Total acquisition cost allocated	$(26,500,000)

The actual purchase price allocation will be completed as of the Chromatin Acquisition date of October 25, 2018, accordingly, the allocation above is solely for purposes of preparing these Pro Forma financial statements. The Chromatin Acquisition will be accounted for as a business combination, accordingly, the assets acquired and liabilities assumed are required to be measured at their estimated fair values on the date of the Acquisition. S&W has estimated the fair values of the assets of the Chromatin Business, including certain intangible assets not previously recognized by Chromatin. Goodwill is calculated as the difference between the acquisition date fair value of the acquisition consideration transferred and the aggregate value assigned to the assets acquired and liabilities assumed.

As of the date of the filing of this document, S&W has not yet finished procedures to determine the fair value of the tangible and intangible assets acquired in the Acquisition. The estimates in the table above represent S&W's best estimates of those fair values as of the date of filing and assume an Acquisition date of September 30, 2018. The actual purchase price allocation will defer from the amounts presented within. The Company estimates the useful lives of acquired intangible assets as follows:

Estimated Useful
Life (Years)

In-process research and development	3
Technology/IP - germplasm	30
Trade names	5

B)    Reflects payment of $400,000 for the estimated remaining costs of the Acquisition that had not yet been accrued or paid as of September 30, 2018. An additional $408,516 of acquisition costs were incurred and booked as expenses prior to September 30, 2018. These one-time costs associated with the Acquisition have been excluded from the pro forma statement of operations as they are non-recurring in nature. These costs will be reflected in the operating results for the quarter ended December 31, 2018.

C)    Reflects the issuance, on October 23, 2018, of 7,235 shares of a newly designated Series A Convertible Preferred Stock at a purchase price of $3,110 per share, for aggregate gross proceeds of approximately $22.5 million. These proceeds are reflected net of estimated equity financing costs of $79,774. The Series A Preferred stock automatically converted into shares of the Company's Common Stock at a conversion price of $3.11 per share upon receipt of stockholder approval on November 20, 2018. The basic and diluted weighted average shares outstanding has been adjusted to reflect the conversion to 7,235,000 common shares.

D)    Reflects the estimated reduction in depreciation expense of $313,984 on a quarterly basis and ($1,255,936 annually) associated with the acquired property, plant and equipment. Depreciation expense is expected to decrease based on the revaluing of property, plant and equipment to fair value as of the acquisition date as well as an adjustment to estimated remaining useful lives. Depreciation expense is estimated to be approximately $200,000 on a quarterly basis ($800,000 annually).

E)    Reflects the estimated amortization expense associated with the acquired identifiable intangible assets. Amortization expense is estimated to be approximately $60,000 on a quarterly basis ($240,000 annually).

F)    An adjustment to pro forma income tax expense (benefit) is not necessary given the Company's valuation reserve against its deferred tax asset.